UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2026

Evolution Metals & Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41183	87-1006702
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4040 NE 2nd Ave, Suite 349
Miami, Florida 33137

(Address and zip code of principal executive offices)

561-225-3205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On August 27, 2026, Evolution Metals & Technologies Corp. (the “Company”) announced that it has agreed to principal terms with its existing power provider, Korea Electric Power Corporation (“KEPCO”), regarding a significant expansion of the electrical infrastructure supporting the Company’s manufacturing operations in Pohang, Republic of Korea, including an increase from the current 130 megawatt (“MW”) capacity to a 750 MW capacity, including the right of first refusal with respect to additional available power capacity, as well as plans to expand its existing Pohang manufacturing facility, related land arrangements, and anticipated Korean governmental financial support for EM&T’s expansion.

The Company currently expects the electrical infrastructure to be more than sufficient for the expansion plans to the existing commercial magnet operations in Pohang, including an immediate capacity increase to approximately 10,000 metric tons of NdFeB Sintered and Bonded Magnets in November 2026.

KEPCO is expected to fund approximately 90% of the costs for the related substation, cabling, and civil works of the expanded power contract.

In conjunction, EM&T has agreed to acquire approximately 1.3 million square feet of land adjacent to EM&T’s current Pohang operations through a direct land acquisition from the Pohang City Government on a freehold basis. On this newly acquired land, EM&T intends to expand its existing magnet manufacturing facility footprint from 24,000 square feet to 482,000 square feet, together with a conditional approval for approximately US$20.7 million (₩ 28.3 billion) grant from Pohang City and Gyeongbuk Province.

The contemplated power supply arrangement remains subject to completion of the Company’s land-use arrangements with the applicable regional government and the subsequent execution of applicable power supply documentation.

The expansion plans are all expected to support, and be aligned with, the previously announced production capacity expansion resulting from the acquisition and installation of additional machinery from ULVAC in November 2026 .

A copy of the press release announcing the foregoing is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the contemplated expansion of electrical infrastructure supporting the Company’s Pohang operations; the contemplated increase from 130 MW to 750 MW; the anticipated ability of the expanded electrical infrastructure to support continuous operation of the Company’s Pohang facilities and planned expansion; anticipated infrastructure funding arrangements; expected electricity costs and power economics; completion of the Company’s land-use arrangements; the planned expansion of the Company’s Pohang manufacturing facility; the anticipated receipt, amount and use of governmental grants, incentives or other financial support; completion and execution of applicable power supply documentation; and the Company’s planned expansion of its Pohang operations and permanent magnet manufacturing capacity. These forward-looking statements are based on management’s current expectations, estimates and assumptions and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, the Company’s ability to complete the applicable land-use arrangements and power supply documentation; changes in the contemplated terms of the power infrastructure arrangements; the ability of the applicable power provider and other counterparties to perform their obligations; changes in infrastructure costs or funding arrangements; construction and engineering delays; the timing and availability of additional electrical capacity; the Company’s ability to complete its planned facility expansion; the availability and timing of governmental grants, incentives or other financial support and the Company’s ability to satisfy any conditions applicable thereto; permitting and regulatory requirements; equipment delivery and commissioning; the Company’s ability to achieve contemplated production levels; changes in electricity costs; supply chain conditions; availability of financing; and the other risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press Release dated August 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2026

Evolution Metals & Technologies Corp.

By:	/s/ Christopher Clower
Name:	Christopher Clower
Title:	Chief Financial Officer and Chief Operating Officer

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